EXHIBIT 16.1

April 22, 2008

Securities and Exchange Commission
Office of the Chief Accountant
450 Fifth Street, N.W.
Washington, DC 20549

RE: Cavico Corp.

Ladies and Gentlemen:

We have read the statements of Cavico Corp. pertaining to our Firm included under Item 4.01 of Form 8-K/A dated April 22, 2008 and agree with such statements as they pertain to our Firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

By:	/s/ Jaspers + Hall PC
Jaspers + Hall PC